Exhibit 99

Earl O. Bradley, III
Phone: 931-552-6176

Bonita H. Spiegl
Phone: 931-552-6176

FIRST ADVANTAGE BANCORP
REPORTS THIRD QUARTER 2012 RESULTS

Clarksville, Tennessee.  November 9, 2012.  First Advantage Bancorp (the “Company”) [Nasdaq:  FABK], the holding company for First Advantage Bank (the “Bank”), today announced its results of operations for the three and nine months ended September 30, 2012.  The Company’s net income for the three months ended September 30, 2012 was $442,000 compared to $526,000 for the same period in 2011.  For the nine months ended September 30, 2012, net income was $2.0 million compared to net income of $1.4 million for the nine months ended September 30, 2011.
Basic earnings per share for the three months ended September 30, 2012 was $0.11 compared to $0.13 for the three months ended September 30, 2011.  Diluted earnings per share for the three months ended September 30, 2012 amounted to $0.11 compared to $0.12 for the three months ended September 30, 2011.  Basic earnings per share for the nine months ended September 30, 2012 was $0.50 compared to $0.33 for the nine months ended September 30, 2011.  Diluted earnings per share for the nine months ended September 30, 2012 amounted to $0.47 compared to $0.31 for the nine months ended September 30, 2011.
Results for the first nine months of 2012 were positively impacted by a gain of $474,000 ($293,000 after tax) realized during the first quarter of 2012 on the sale of certain trust preferred investment securities classified as available-for-sale and a gain of $546,000 ($337,000 after tax) realized during the third quarter of 2012 on the sale of our former St. Bethlehem branch location.  Excluding the effect of these non-recurring gains, adjusted net income would have been approximately $105,000 for the three months ended September 30, 2012 and $1.3 million for the nine months ended September 30, 2012.  Adjusted basic earnings per share would have been approximately $0.03 for the three months ended September 30, 2012 and $0.34 for the nine months ended September 30, 2012.  Adjusted diluted earnings per share would have been approximately $0.03 for the three months ended September 30, 2012 and $0.32 for the nine months ended September 30, 2012.  (See reconciliation of net income and earnings per share to adjusted net income and adjusted earnings per share, both non-GAAP measures, later in this release.)
"Although loan demand remains soft, we have maintained a healthy net-interest margin  primarily by managing our funding costs,” said Earl O. Bradley, III, Chief Executive Officer.  “Our earnings for the third quarter 2012, excluding gains on sales of investments and real estate, were lower than the third quarter 2011 primarily due to a higher loan loss provision related to one non-residential commercial real estate relationship.  Our earnings were also impacted by increased salary and occupancy expense related to our entry into the Nashville market.    We have taken a strategically measured approach as we enter the Nashville market which includes assembling a team of experienced commercial lenders and establishing a presence in a prime location in the city on West End Avenue.  The steps we have taken give us good reason to be optimistic about future growth and our ability to increase shareholder value in the long term.”

Capital

The Bank continues to maintain its favorable capital position and is categorized as “well-capitalized” by regulatory standards.  At September 30, 2012, the Bank’s total risk-based capital and tier one capital to risk-weighted assets ratios were 21.04% and 19.79%, respectively, and its tier one capital to adjusted total assets ratio was 14.82%.  The minimum ratios required to be categorized as “well capitalized” by regulatory standards are 10.00% for total risk-based capital, 6.00% for tier one capital to risk-weighted assets and 5.00% for tier one capital to adjusted total assets.

Dividend Declared

As previously announced, the Board of Directors of the Company, at its October 17, 2012 meeting, declared a quarterly cash dividend of $0.05 per common share. The dividend is payable on or about November 14, 2012 to stockholders of record as of the close of business on November 1, 2012.

Net Interest Income

Net interest income increased $187,000, or 5.5%, to $3.6 million for the three months ended September 30, 2012 compared to $3.4 million for the three months ended September 30, 2011, due to a reduction in interest expense of $208,000, or 21.4%, to $762,000.  Net interest income increased $742,000, or 7.3%, to $10.9 million for the nine months ended September 30, 2012 compared to $10.2 million the nine months ended September 30, 2011, due primarily to a reduction in interest expense of $520,000, or 17.4%.  The decrease in interest expense for both the three and nine month periods resulted from lower rates paid to customers on interest-bearing deposits, as higher rate, fixed term deposits matured and as market rates declined on interest-bearing transaction accounts.  The net interest margin was 4.13% for the three months ended September 30, 2012 compared to 4.03% for the three months ended September 30, 2011.  The net interest margin was 4.23% for the nine months ended September 30, 2012 compared to 4.16% for the nine months ended September 30, 2011.
The average balances of interest earning assets increased 3.4% to $344.0 million for the three months ended September 30, 2012 compared to $332.7 million for the same period in 2011, as the average rate earned on these assets declined eighteen basis points over the same periods.   Average loan balances increased 8.4% in the three month period ended September 30, 2012 compared to the three month period ended September 30, 2011, and average balances of investments available-for-sale decreased by 11.0% for the same comparable periods.   The average balances of interest earning assets increased 5.3% to $343.9 million for the nine months ended September 30, 2012 compared to the same period of 2011, as the average rate earned on these assets declined nineteen basis points over the same periods.   The average loan balances increased by 8.3% for the nine month period ended September 30, 2012 compared to the nine month period ended September 30, 2011, and average balances of investments available for sale decreased 4.2% for the same comparable periods.

Credit Quality

The Company recorded a provision for loan loss of $768,000 for the three months ended September 30, 2012 compared to $235,000 for the three months ended September 30, 2011.   A provision for loan loss of $1.2 million was recorded for the nine months ended September 30, 2012 compared to $723,000 for the nine months ended September 30, 2011.   During the third quarter of 2012, one non-residential commercial real estate loan totaling $3.1 million was restructured as a troubled debt restructuring and the Bank advanced additional funds to the borrowers in order to cover property taxes for the years 2010 and 2011.  Additionally, during the third quarter, the Bank received an appraisal which indicated a shortfall in the value of the collateral by which this loan is secured, consequently a specific impairment of $888,000 was recorded.  This loan continues to pay based on the contractual terms and is not past due and has not been placed in non-accrual status.  Management believes that the specific reserves carried are adequate to cover potential future losses related to this relationship. Other loans evaluated for impairment have an aggregate outstanding balance of $2.7 million, of which an aggregate specific impairment of $243,000 has been recorded.
Non-performing assets totaled $5.4 million, or 1.49% of total assets, at September 30, 2012 compared to $3.7 million, or 1.03% of total assets, at September 30, 2011.   The level of classified assets increased from $11.3 million at September 30, 2011 to $14.1 million at September 30, 2012 primarily as a result of increases in the land and multi-family/nonresidential loan portfolios.  Classified assets are primarily loans rated special mention or substandard in accordance with regulatory guidance.  These assets warrant and receive increased management oversight and loan loss reserves are evaluated and adjusted to account for the increased credit risk of these assets.

Non-Interest Income and Non-Interest Expense

Total non-interest income increased by $532,000, or 82.9%, to $1.2 million for the three months ended September 30, 2012 compared to $642,000 for the three months ended September 30, 2011.  Total non-interest income increased $983,000, or 51.6%, to $2.9 million for the nine months ended September 30, 2012 compared to $1.9 million for the nine months ended September 30, 2011.  The increase in non-interest income for the three-and-nine month periods ended September 30, 2012 was due to a gain of $546,000 on the sale of real estate, which occurred during the third quarter, and a gain of $474,000 on the sale of securities classified as available-for-sale, which occurred during the first quarter of 2012.
Total non-interest expense increased $483,000, or 16.5%, to $3.4 million for the three months ended September 30, 2012 as compared to the same period in 2011.  Total non-interest expense increased $404,000, or 4.4%, to $9.5 million for the nine months ended September 30, 2012 as compared to the same period in 2011.  The increase in non-interest expense for the three-and-nine months ended September 30, 2012 was primarily related to increases in salaries and employee benefits and net occupancy expense associated with the startup of the Nashville branch office.
The provision for income taxes for the three months ended September 30, 2012 was $120,000 compared to $333,000 for the three months ended September 30, 2011.  The provision for income taxes for the nine months ended September 30, 2012 was $1.1 million compared to $861,000 for the same period in 2011.

Selected Balance Sheet Data

Total assets were $362.5 million at September 30, 2012 compared to $358.5 million at September 30, 2011, an increase of $4.0 million or 1.1%.  Total loans were $262.3 million at September 30, 2012, an increase of $16.8 million, or 6.9%, compared to September 30, 2011.  Total liabilities were $296.1 million at September 30, 2012 compared to $291.1 million at September 30, 2011, an increase of $5.0, million or 1.7%.  Total deposits at September 30, 2012 were $253.0 million, an increase of $24.2 million, or 10.6%, compared to September 30, 2011.
Total stockholders’ equity was $66.5 million at September 30, 2012 compared to $67.4 million at September 30, 2011.   The average common shareholder’s equity to average assets was 18.6% for the three months ended September 30, 2012 compared to 19.4% for the three months ended September 30, 2011.  The average common shareholder’s equity to average assets was 18.5% for the nine months ended September 30, 2012 compared to 19.6% for the nine months ended September 30, 2011.

About First Advantage Bancorp

Founded in 1953, First Advantage Bank, a wholly-owned subsidiary of First Advantage Bancorp, is a Tennessee-chartered commercial bank headquartered in Clarksville, Tennessee.  The Bank operates as a community-oriented financial institution, with five full-service offices in Montgomery County, Tennessee which is approximately 40 miles northwest of Nashville near the Kentucky border, and one full-service office in Nashville, Tennessee.  First Advantage Bank offers a full range of retail and commercial financial services.  The Bank’s website address is www.firstadvantagebanking.com.  First Advantage Bancorp stock trades on the Nasdaq Global Market under the symbol “FABK.”

Forward-Looking Statements

Certain statements contained herein are forward-looking statements that are based on assumptions and may describe future plans, strategies, and expectations of First Advantage Bancorp. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiary include, but are not limited to, changes in interest rates, national and regional economic conditions, legislative and regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in First Advantage Bank’s market area, changes in real estate market values in First Advantage Bank’s market area, changes in relevant accounting principles and guidelines and the inability of third party service providers to perform.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, the Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Information Regarding Non-GAAP Financial Information

First Advantage Bancorp
Unauditied Reconciliation of Net Income to adjusted Net Income
(In thousands, except per share amounts)
Information Regarding Non-GAAP Financial Information

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net income, as reported in accordance with GAAP	$442	$526	$1,962	$1,370

Gain on sale of trust preferred securities,	-	-	(293)	-
net of tax expense
Gain on sale of assets held-for-sale, net of tax expense	(337)	-	(337)	-
Adjusted earnings	$105	$526	$1,332	$1,370

Basic earnings per common share	$0.11	$0.13	$0.50	$0.33

Gain on sale of trust preferred securities,	-	-	(0.08)	-
net of tax expense

Gain on sale of assets held-for-sale, net of tax expense	(0.08)	-	(0.08)	-

Adjusted basic earnings per common share	$0.03	$0.13	$0.34	$0.33

Diluted earnings per common share	$0.11	$0.12	$0.47	$0.31

Gain on sale of trust preferred securities,	-	-	(0.07)	-
net of tax expense

Gain on sale of assets held-for-sale, net of tax expense	(0.08)	-	(0.08)	-

Adjusted diluted earnings per common share	$0.03	$0.12	$0.32	$0.31

“Adjusted net income” is a non-GAAP financial measure.  The Company believes that presentation of adjusted net income provides useful information to investors regarding the Company’s financial condition and results of operations because the non-GAAP measures exclude certain items that may not be indicative of our core operating results and business outlook.  Management believes these non-GAAP measures allow for a better evaluation and transparency of the operating performance of our business and facilitate a meaningful comparison of our results in the current period to those in prior periods and future periods.  Our reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.  These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance.

FIRST ADVANTAGE BANCORP
SELECTED FINANCIAL DATA
(Unaudited-Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	September 30		September 30		December 31,
SELECTED FINANCIAL CONDITION DATA:	2012	2011	2012	2011	2011

END OF PERIOD BALANCES
Assets			$362,532	$358,496	$366,149
Available-for-sale securities, at fair value			58,531	71,947	70,279
Loans, gross			262,297	245,469	263,850
Allowance for loan losses			5,107	4,090	4,316
Deposits			253,016	228,851	232,584
FHLB advances and other borrowings			40,880	58,044	62,676
Common shareholders' equity			66,475	67,444	66,475

AVERAGE BALANCES
Assets	$359,313	$349,612	$360,083	$344,018	$347,104
Earning assets	343,995	332,678	343,918	326,589	331,284
Investment securities	61,596	69,231	66,655	69,548	70,165
Other investments	22,560	23,635	16,207	15,999	17,397
Loans, gross	259,839	239,812	261,056	241,042	243,722
Deposits	248,946	225,610	241,583	220,726	222,670
FHLB advances and other borrowings	41,900	53,356	50,213	53,131	54,223
Common shareholders' equity	66,710	67,795	66,503	67,499	67,382

SELECTED OPERATING RESULTS:
Interest and dividend income	$4,329	$4,350	$13,379	$13,157	$17,655
Interest expense	762	970	2,476	2,996	3,903
Net interest income	3,567	3,380	10,903	10,161	13,752
Provision for loan losses	768	235	1,234	723	967
Net interest income after provision for loan losses	2,799	3,145	9,669	9,438	12,785
Non-interest income	628	642	1,867	1,904	2,497
Gain on sale of securities available-for-sale	-	-	474	-	25
Gain on sale of other assets held-for sale	546	-	546	-	-
Non-interest expense	3,411	2,928	9,515	9,111	12,286
Income before income tax expense	562	859	3,041	2,231	3,021
Income tax expense	120	333	1,079	861	1,121
Net income	$442	$526	$1,962	$1,370	$1,900
Basic net income per common share	$0.11	$0.13	$0.50	$0.33	$0.47
Diluted net income per common share	0.11	0.12	0.47	0.31	0.44
Dividends paid per common share	0.05	0.05	0.15	0.15	0.20
Book value per common share - basic	16.94	16.62	16.94	16.62	16.46
Common shares outstanding	3,923,586	4,058,748	3,923,586	4,058,748	4,038,260
Basic weighted average common shares outstanding	3,913,369	4,071,884	3,938,787	4,095,070	4,075,562
Diluted weighted average common shares outstanding	4,194,335	4,404,525	4,212,647	4,439,465	4,352,781

SELECTED ASSET QUALITY
Net charge-offs	$31	$67	$443	$282	$300
Classified assets			14,097	11,294	11,485
Nonperforming loans			4,375	2,924	2,788
Nonperforming assets			5,396	3,684	4,179
Troubled debt restructurings			286	400	436
Total nonperforming loans to total loans			1.67%	1.19%	1.06%
Total nonperforming loans to total assets			1.21%	0.82%	0.76%
Total nonperforming assets to total assets			1.49%	1.03%	1.14%

SELECTED RATIOS (quarterly and year-to-date rates annualized)
Return on average assets	0.49%	0.60%	0.73%	0.53%	0.55%
Return on average common shareholders' equity	2.64%	3.08%	3.94%	2.71%	2.82%
Average common shareholders' equity to average assets	18.57%	19.39%	18.47%	19.62%	19.41%
Net interest margin	4.13%	4.03%	4.23%	4.16%	4.15%